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                                                                    Exhibit 23.2


                              ARTHUR ANDERSEN & CO.
                          Certified Public Accountants
                              25/F., Wing On Centre
                           111 Connaught Road Central
                                    Hong Kong




               Consent of Independent Certified Public Accountants


Osicom Technologies, Inc.
Santa Monica, California


We hereby consent to incorporation by reference in the Registration Statements (No. 333-28863 and No. 333-22291) on Form S-3 of Osicom Technologies, Inc. of our report, dated March 4, 1998, relating to the consolidated balance sheets of Uni Precision Industrial Limited and Subsidiary as of January 31, 1998 and 1997, and the related consolidated statements of income, cash flows and changes in shareholders' equity for the 10 months ended January 31, 1997 and for the year ended January 31, 1998, expressed in Hong Kong dollars.




                                        ARTHUR ANDERSEN & CO.

Hong Kong
April 24, 1998











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